Exhibit 2.1

                               PURCHASE AGREEMENT


     THIS Agreement is entered into this 19th day of May, 2003 by and between DIGITAL BROADBAND NETWORKS, INC. ("DBN"), a company incorporated under the laws of the state of Delaware (hereinafter referred to as "DBN"), CONVERGENT TECHNOLOGIES, INC., a company incorporated under the laws of the state of Delaware (hereinafter referred to as "CTI") and those certain parties listed on Exhibit "A" attached hereto, each of whom is a stockholder of CTI (individually referred to as a "Seller" and collectively referred to as the "Sellers")


                                    RECITALS


     WHEREAS, the Sellers own a total of 20 common shares of CTI (the "CTI Shares") with no par value, which constitute one hundred (100%) percent of the issued and outstanding common shares of CTI; and

     WHEREAS, the Sellers desire to sell and DBN desires to purchase one hundred (100%) percent of such CTI Shares;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:


                                    AGREEMENT

1.   PURCHASE AND SALE

Each Seller hereby agrees to sell, transfer, assign and convey to DBN and DBN hereby agrees to purchase and acquire from the Sellers, one hundred (100%) of CTI Shares, in exchange for cash and securities of DBN as set forth in Section 2 hereof.


2.   PURCHASE PRICE

The aggregate purchase price to be paid to the Sellers for the CTI Shares shall be $2,600,000 to be satisfied in the following manner:

(a)  $500,000 cash; and
(b) 500,000 shares of Preferred Shares, par value $0.10 per share (the "DBN Preferred Shares") or Common Shares, par value $0.00001 per share (the "DBN Common Shares") subject to market conditions and price of the DBN Common Shares at the time of closing.

3.   CLOSING


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The closing for the transaction contemplated hereunder pursuant to this
Agreement, (the "Closing Date") shall be held at the offices of Porzio, Bromberg & Newman, PC at 156 West 56th Street, New York, NY 10019 on or before July 15, 2003 or at such other date, time and place as agreed to by the parties, either orally or in writing. The closing referred to in this Section 3 shall be referred to as the "Closing" and the date of the Closing as the "Closing Date."

At the Closing, DBN will notify its transfer agent to deliver to each of the Sellers a certificate of the DBN Preferred Shares evidencing his ownership thereof, in accordance with the amounts specified in Exhibit "A" attached hereto, which certificate shall contain the restrictive legend specified in
Section 15 hereof, and each of the Sellers will deliver to DBN a certificate evidencing all of the CTI Shares owned by him, together with a stock power, endorsed and medallion guaranteed in blank.


4.   WARRANTIES AND REPRESENTATIONS OF CTI AND SELLERS

In order to induce DBN to enter into the Agreement and to complete the transaction contemplated hereby, CTI and each of the Sellers warrants and represents to DBN as of the date hereof and as of the Closing that:

     (a) ORGANIZATION AND STANDING. CTI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has full power and authority to carry on its business as now conducted, and to own and operate its assets, properties and business.

     (b) CAPITALIZATION. As of the date hereof, CTI's entire authorized equity capital consists of 100 common shares with no par value, of which 20 common shares are currently issued and outstanding. As of the Closing, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which CTI or each Seller is bound, calling for the issuance of any additional common shares or any other voting or equity security of CTI. All of such CTI Shares have been duly authorized, are validly issued and are fully paid and non-assessable, have no pre-emptive rights, and were issued in conformity with any application federal and state securities laws. The 20 common shares constitute one hundred (100%) percent of the equity capital of CTI, which includes one hundred (100%) percent of voting power, right to receive dividends, when and if declared and paid, the right to receive the proceeds of liquidation attributable to common stock, if any.

     (c) OWNERSHIP OF CTI SHARES. As of the date hereof, the Sellers are the sole owners of the CTI Shares, free and clear of all liens, encumbrances, and restrictions whatsoever, except that the CTI Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws. By the transfer of the CTI Shares pursuant to this Agreement, DBN will thereby acquire good and marketable title to all of the capital stock of CTI, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the CTI Shares will not have been registered under the 1933 Act, or any applicable state securities laws.

     (d) TAXES. CTI has filed all Federal, and local income or other tax returns and reports that it is required to file with all government agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on CTI. Such returns have been prepared in accordance with the applicable tax laws, rules and regulations to which CTI is subject and CTI has delivered a true and complete copy of all such tax return to DBN.

     (e) NO PENDING ACTIONS. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting CTI, or against CTI's Officers or Directors or the Sellers arising out of their operation of CTI that are reasonably likely to have a material adverse effect on CTI. CTI is not knowingly in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its services. Neither CTI nor any Seller is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

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     (f)  GOVERNMENTAL REGULATIONS. No approval of any trade or professional association or agency of government is required for any of the transaction effected by this Agreement.

     (g) OWNERSHIP OF ASSETS. CTI has good, marketable title, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, goodwill, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in receivables, books and records and all other property and rights of every kind and nature owned or held by CTI as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by the Agreement; nor, except in the ordinary course of its business, has CTI disposed of any such asset since the date of the most recent balance sheet.

     (h) NO INTEREST IN SUPPLIERS, CUSTOMERS, LANDLORDS OR COMPETITORS. Neither any Seller nor any member of his family have any interest of any nature whatever in any supplier, customer, landlord or competitor of CTI.

     (i) NO DEBT OWED BY CTI TO SELLERS. CTI does not owe any money, securities, or property to any Seller or any member of his family or to any company controlled by such a person.

     (j) CORPORATE RECORDS. All of CTI's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records of CTI are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All material reports, returns and statements currently required to be filed by CTI, with respect to the business and operations of CTI, with any governmental agency have been filed or valid extensions have been obtained in accordance with normal procedures, and all governmental reporting requirements have been complied with.

     (k) NO MISLEADING STATEMENTS OR OMISSIONS. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to DBN in connection herewith, contain any materially misleading statement, or omit any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

     (l) VALIDITY OF THE AGREEMENT. All corporate and other proceedings required to be taken by the Seller and by CTI in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by each Seller and by MDU, and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of the Agreement will not result, or with the passage of time or notice, will not result, in the breach of any of the terms or conditions of, or constitute a default under or violate CTI's Certificate of Incorporation or Articles, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which CTI or the Sellers are a party or are bound, nor will such execution and delivery violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body to which CTI or any Seller is a party or is bound; and there are no restrictions which would prevent CTI from conducting its business after the Closing as a wholly owned subsidiary of DBN.

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     (m)  ENFORCEABILITY OF THE AGREEMENT. This Agreement and the Exhibits
          hereto which are incorporated herein and made a part hereof, when duly executed and delivered, will be the legal, valid and binding obligations of CTI enforceable according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights, and that at the Closing, DBN will have acquired title in and to the CTI Shares free and clear of all claims, liens and encumbrances.

     (n) ACCESS TO BOOKS AND RECORDS. DBN will have full and free access to CTI's books during the course of this transaction prior to Closing, during regular business hours.

     (o) COMPLIANCE WITH LAWS; ENVIRONMENTAL OR OTHER RELATED MATTERS. CTI's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. CTI is not knowingly in violation of any Federal, state or local law , ordinance or regulation or any governmental order applicable to CTI, or by which any of its properties is subject, bound or affected, other than those violations the existence of which will not have any material adverse effect on CTI. There is no governmental order outstanding against CTI (nor, to the best knowledge of CTI, threatened to be issued) that will or would have a material adverse effect on CTI. Except as disclosed herein, CTI currently holds (and at the Closing will hold) all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities, whether Federal, state or local (collectively, "Permits"), necessary or proper for the current use, occupancy or operation of the business, and all of the Permits are now and at the Closing will be in full force and effect.

     (p) NO PUBLIC MARKET. The Sellers understand that no public market now exists for the Preferred Shares issued by the Company, that there can be no assurance that a public market will ever exist for the Preferred Shares, and that, the Company is under no obligation to register the Preferred Shares.


5.   WARRANTIES AND REPRESENTATIONS OF DBN

In order to induce the Sellers and CTI to enter into this Agreement and to complete the transaction contemplated hereby, DBN warrants and represents to CTI and each Seller that:

     (a) ORGANIZATION AND STANDING. DBN is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has full power and authority to carry on its business as now conducted, and to own and operate its assets, properties and business.

     (b)  CAPITALIZATION.

          (i) As of the date hereof., DBN's entire authorized equity capital consists of 100,000,000 shares of common stock, par value $0.00001 per share (the "DBN Common Shares") of which 97,900,899 shares are currently outstanding; and 1,000,000 shares of non-voting preferred stock, par value $0.10 per share (the DBN Preferred Shares"), of which no DBN Preferred Shares are currently issued and outstanding. All of such DBN's Common and Preferred Shares issued and outstanding at the Closing have been duly authorized, validly issued and are fully paid and non-assessable, have no preemptive rights and were issued in compliance with all Federal and state securities laws. The relative rights and preferences of DBN's Common and Preferred Shares are set forth in DBN's Amended and Restated Certificate of Incorporation and any amendments thereto. Except for stock options, there are no other voting or equity securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, rights, commitments or agreements by which DBN is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security, including without limitation, those described in Section 5(b) (ii) hereof.

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          (ii) Cumulative voting is not provided for by the By-Laws or
               Certificate of Incorporation of DBN.

     (c) OWNERSHIP OF SHARES. By DBN's issuance of the DBN Preferred Shares or Common Shares to the Sellers pursuant to this Agreement, each Seller will at the Closing thereby acquire good, absolute marketable title thereto, free and clear of all liens and encumbrances of any nature whatsoever, except that such DBN Preferred Shares have not have been registered under the 1933 Act.

     (d) TAXES. DBN has filed all Federal, state and local income or other tax returns and reports that it is required to file with all government agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns. All of such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which DBN is subject. To DBN's knowledge, there is not audit or threat of any audit of any tax return for any period, and DBN knows of no basis for the assertion of any additional taxes of any kind.

     (e) NO PENDING ACTIONS; SECURITIES ISSUANCE. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting DBN, or against DBN's Officers or Directors arising out of their operation of DBN that are reasonably likely to have a material adverse effect on DBN. DBN is not knowingly in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to the 1933 Act, the 1934 Act, the rules and regulations of the SEC, or the securities laws and regulations of any state. DBN is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body. All of DBN's common stock issued and outstanding at the Closing will have been issued in compliance with all Federal and state securities laws. DBN is required to file reports pursuant to either Section 13 or 15(d) of the 1934 Act.

     (f) CORPORATE RECORDS. All of DBN's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All material reports, returns and statements currently required to be filed by DBN, with respect to the business and operations of DBN, with any governmental agency have been filed or valid extensions have been obtained in accordance with normal procedures, and all governmental reporting requirements have been complied with.

     (g) NO MISLEADING STATEMENTS OR OMISSIONS. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to CTI in connection herewith, contain any materially misleading statement, or omit any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

     (h) VALIDITY OF THE AGREEMENT. All corporate and other proceedings required to be taken by DBN in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by DBN and constitutes a valid and binding obligation of DBN, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of the Agreement will not result, or with the passage of time or notice, will not result, in the breach of any of the terms or conditions of, or constitute a default under or violate DBN's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other l document or undertaking, oral or written, to which DBN is a party or is bound, or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

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     (i)  ENFORCEABILITY OF THE AGREEMENT. When duly executed and delivered, this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid and binding obligations of DBN enforceable according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights, and that at the Closing, the Sellers will have acquired title in and to the DBN Preferred Shares free and clear of all liens and encumbrances, other than the restrictions applicable under the 1933 Act.

     (j) DBN'S FINANCIAL STATEMENTS. At or before the Closing, DBN will provide CTI and the Sellers with its audited financial statements as of December 31, 2001 and December 31, 2002 (the DBN Financial Statements"). The DBN Financial Statements and the notes thereto are true, complete and accurate and fairly present the consolidated assets liabilities and financial condition of DBN as at the dates thereof, in accordance with the U.S. Generally Accepted Accounting Principles consistently applied throughout the period involved. DBN does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected in the DBN Financial Statements.

     (k) DIRECTORS' AND STOCKHOLDER APPROVAL. Promptly upon the execution and delivery of this Agreement, but in any event, on or before the Closing, DBN's Board of Directors and its shareholders, if required, by meeting or consent, will have approved this Agreement, and all matters set forth herein as conditions precedent to the consummation by the Sellers of the Closing hereunder.

     (l) CONSENTS. Except as described in Section 8 hereof, no consent of any person is necessary to the consummation of the transaction contemplated, including without limitation, consents from parties to loans, contracts, leases, other agreements or any governmental agency.

     (m) COMPLIANCE WITH LAWS; ENVIRONMENTAL OR OTHER RELATED MATTERS. DBN's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. DBN is not knowingly in violation of any Federal, state or local law , ordinance or regulation or any governmental order applicable to DBN, or by which any of its properties is subject, bound or affected, other than those violations the existence of which will not have any material adverse effect on DBN. There is no governmental order outstanding against DBN (nor, to the best knowledge of DBN, threatened to be issued) that will or would have a material adverse effect on DBN. Except as otherwise disclosed herein, to the best knowledge of DBN, DBN currently holds (and at the Closing will hold) all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities, whether Federal, state or local (collectively, "Permits"), necessary or proper for the current use, occupancy or operation of the business, and all of the Permits are now and at the Closing will be in full force and effect.

6.   SURVIVAL OF TERMS

All of the terms and conditions of this Agreement, together with the warranties, representations and covenants contained herein or in any instrument or document delivered to or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties shall survive and continue for, and all claims with respect thereto shall be made prior to the end of 12 months from the Closing.


7.   CONDITIONS PRECEDENT TO CLOSING BY THE SELLERS

Each and every obligation of DBN under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, of each of the following conditions, unless waived in writing by the Sellers:

          (i) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of DBN contained in this Agreement and in all certificates and other documents delivered and to be delivered by DBN to the Sellers pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date;

          (ii) PERFORMANCE. DBN shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing

          (iii) BOARD OF DIRECTORS AND SHAREHOLDER APPROVAL. DBN's Board of Directors and, if required by law, its shareholders shall have approved the transactions contemplated by this Agreement, in the manner required by applicable state law;

          (iv) CERTIFICATES. DBN shall have furnished the Sellers with such certificates of its officers to evidence the compliance with the conditions set forth in this Agreement as may be reasonably requested by the Sellers.

          (v) PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement by DBN, and all documents incident thereto, shall be reasonably satisfactory to the Sellers and their counsel, and the Sellers shall have received a true, correct and complete copy of all such documents as the Sellers or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


8.   CONDITIONS PRECEDENT TO CLOSING BY DBN

Each and every obligation of the Sellers and CTI under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, of each of the following conditions, unless waived in writing by the DBN:

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          (i)  REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Sellers and CTI contained in this Agreement and in all certificates and other documents delivered and to be delivered by the Sellers and CTI to DBN pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date;

          (ii) PERFORMANCE. The Sellers and CTI shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing;

          (iii) BOARD OF DIRECTORS AND SHAREHOLDER APPROVAL. CTI's Board of Directors and, if required by law, its shareholders shall have approved the transactions contemplated by this Agreement, in the manner required by applicable state law.

          (iv) CERTIFICATES. The Sellers and CTI shall have furnished DBN with such certificates to evidence the compliance with the conditions set forth in this Agreement as may be reasonably requested by the Sellers.

          (v) PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement by the Sellers and CTI, and all documents incident thereto, shall be reasonably satisfactory to DBN and its counsel, and DBN shall have received a true, correct and complete copy of all such documents as DBN or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


9.   TERMINATION.

This Agreement may be terminated at any time before or at Closing by:

     (a)  the mutual agreement of the parties; or (b) any party if:

          (i) any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

          (ii) any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

Upon the termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this Section, each said party shall bear all of its own costs and expenses and no party shall be liable to the other.


10.  ENTIRE AGREEMENT; WAIVER OF BREACH

This Agreement constitutes the entire agreement between the parties and supersedes any prior agreement or understanding among them in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto; and no waiver of any breach or condition of this Agreement shall be deemed to have occurred unless such waiver is in writing, signed by the party against whom enforcement is sought, and no waiver shall be claimed to be a waiver of any subsequent breach or condition of a like or different nature.

11.  ASSIGNMENT, BINDING EFFECT

This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective permitted assigns, transferees, successors and heirs of the parties. This Agreement may not be assigned or transferred in whole or in part by any party without the prior written consent of all other parties.

12.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware. All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or state court in Delaware, (ii) waive any objection which may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the exclusive jurisdiction of such federal or state court in Delaware in any such suit, action or proceeding, but such consent shall not constitute a general appearance to be available to any other person who is not a party to this Agreement.

13.  COUNTERPARTS

This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.


14.  SEVERABILITY

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provisions were not contained herein.


15.  RESTRICTIVE LEGEND

Each certificate representing shares of DBN Preferred Shares or Common Shares being issued to the Sellers shall bear the following legend in addition to such other restrictive legend as may be required by law or as mutually agreed by all parties hereto:

         "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and no sale or transfer thereof may be effected without an effective registration statement or an opinion of counsel for the holder, satisfactory to the company, that such registration is not required under the Act and any applicable state securities laws."

16.  INDEMNIFICATION.

Each party to this Agreement, shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty or non-fulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same.


16.  NUMBER AND GENDER

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural; and pronouns stated either in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.


17.  EXPENSES, TRANSFER TAXES, ETC.

Whether or not the transaction contemplated by this Agreement shall be consummated, each party agrees that all fees and expenses incurred by each of them in connection with this Agreement shall be borne by each of them respectively, and no party shall be liable for the expenses of any other party hereunder.

18.      NOTICES

All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by courier service or prepaid first class registered or certified mail, return receipt requested.

         If to DBN:

                  Digital Broadband Networks, Inc.
                  Suite 11.02 Menara Merais
                  No. 1, Jalan 19/3
                  46300 Petaling Jaya
                  Selangor
                  MALAYSIA

         If to Sellers or CTI

                  Convergent Technologies Inc.
                  28722 Lomo Drive
                  Rancho Palos Verdes, CA 90275
                  UNITED STATES

19.  HEADINGS

The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


DIGITAL BROADBAND NETWORKS, INC.



/s/ Patrick Soon-Hock Lim
------------------------------------
Signature
Print Name:  Patrick Soon-Hock Lim
Title:  Chairman & CEO


CONVERGENT TECHNOLOGIES INC.



/s/ Ismail Haji Talib
------------------------------------
Signature
Print Name:  Ismail Haji Talib

Title: President


SELLERS:

ISMAIL HAJI TALIB


/s/ Ismail Haji Talib
----------------------------
Signature


ISLINA ABDULLAH


/s/ Islina Abdullah
----------------------------
Signature

                                   EXHIBIT "A"


                               SHAREHOLDERS OF CTI



NAME AND ADDRESS                        NUMBER OF CTI SHARES
------------------------------          --------------------

Ismail Haji Talib                               10
28722 Lomo Drive
Rancho Palos Verdes, CA 90275


Islina Abdullah                                 10
28722 Lomo Drive
Rancho Palos Verdes, CA 90275